Exhibit 99.1
PRESS RELEASE
Dick’s Sporting Goods Reports Second Quarter Results:
•	EPS Increases 77% over Last Year to $0.83
•	Comparable Store Sales Increase 7.2%
•	Increases Full Year Guidance
PITTSBURGH, Pa., August 21, 2007 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the second quarter ended August 4, 2007. The results include the operating results of Golf Galaxy for 2007 from the acquisition date, but not for 2006 as Golf Galaxy was acquired on February 13, 2007.
Second Quarter Results
Net income increased 87% to $47.9 million and earnings per diluted share increased 77% to $0.83, compared to prior year net income of $25.7 million, or $0.47 per diluted share. Earnings guidance provided on May 23, 2007 was for earnings per diluted share of $0.74 — 0.77. The operating results of Golf Galaxy are included in the current period results.
Net sales for the quarter increased 38% to $1,013.4 million due to a comparable store sales increase of 7.2% (or 5.8% adjusting for the shifted retail calendar, compared to a 6.5% increase in Q2 last year), the opening of new stores, and the inclusion of Golf Galaxy in this year’s quarterly results (which will be included in Dick’s Sporting Goods comparable store sales calculation beginning in Q2 2008). Comparable store sales for Golf Galaxy on a proforma basis increased 4.7%, or 5.5% after adjusting for the shifted retail calendar.
“The Dick’s Sporting Goods portfolio of businesses produced an outstanding second quarter. We achieved increased sales not only in golf but across most of our businesses, delivered gross margin improvements, provided operating expense leverage and solid inventory management. In addition, Golf Galaxy delivered strong sales and earnings in their seasonally largest quarter. I would like to commend all of our team members for their efforts in driving the results for our second quarter,” said Edward W. Stack, Chairman and CEO.
New Stores
In the second quarter, the Company opened six Dick’s Sporting Goods stores and two Golf Galaxy stores. The stores that opened in the second quarter are listed in a table later in the release under the heading “Store Count and Square Footage”.
Year-to-Date Results
Net income for the 26 weeks ended August 4, 2007 increased 88% to $69.6 million and earnings per diluted share increased 78% to $1.21, as compared to prior year net income of $37.1 million, or $0.68 per diluted share. The operating results of Golf Galaxy have been included in the results beginning with the February 13, 2007 date of acquisition.
Net sales increased 33% to $1,837.0 million due to a comparable store sales increase of 4.7% (or 3.1% adjusting for the shifted retail calendar, compared to a 6.9% increase year-to-date last year), the opening of new stores, and the inclusion of Golf Galaxy in this year’s results. Comparable store sales for Golf Galaxy on a proforma basis increased 4.7%, or 3.0% after adjusting for the shifted retail calendar.

Current 2007 Outlook
The Company’s current outlook for 2007 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
•	Full Year 2007 — (52-Week Year) Comparisons to Fiscal 2006 — (53-Week Year)
•	We are currently increasing earnings guidance for the full year. Based on an estimated 58 million shares outstanding, the Company is increasing its consolidated earnings per diluted share guidance from the previous estimate of $2.37 — 2.40 to the new estimate of approximately $2.47 — 2.50. This new range represents an approximate 23% increase over earnings per diluted share for the full year 2006 of $2.03 and includes the expected results of Golf Galaxy, which we continue to expect to be approximately $0.02 per diluted share accretive for the year.

•	Comparable store sales for Dick’s Sporting Goods stores are expected to increase approximately 2% compared to a 6.0% increase last year.

•	The Company expects to open 45 new Dick’s Sporting Goods stores, 16 new Golf Galaxy stores and relocate one Dick’s Sporting Goods store in 2007 .
•	Third Quarter 2007
•	Based on an estimated 59 million diluted shares outstanding, the Company anticipates consolidated earnings per diluted share of approximately $0.09 — 0.12, as compared to $0.14 in 2006. The year-over-year comparison is impacted by several factors, including the shift in the 2007 retail calendar, which positively impacted Q1 and Q2 this year and is offset in Q3 and Q4. Further, the inclusion of Golf Galaxy is approximately $0.02 per share dilutive in the third quarter.

•	Comparable store sales for Dick’s Sporting Goods stores are expected to decrease approximately 1 — 3%, or be approximately flat to down 2%, adjusting for the shifted retail calendar which compares to a 8.9% increase in Q3 last year. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.

•	The Company expects to open 24 new Dick’s Sporting Goods stores and one new Golf Galaxy store.

Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the second quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 68541751. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties are more fully described in the Company’s Annual Report on Amendment No. 1 to Form 10-K/A for the year ended February 3, 2007 as filed with the Securities and Exchange Commission on June 5, 2007. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
Company Convertible Notes
The Company’s stock price has triggered an optional conversion right with respect to the Company’s Senior Convertible Notes due 2024, which if exercised will not currently have any dilutive effect on the Company’s outstanding shares, but may cause a dilutive effect if exercised in the future. We do not anticipate that the outstanding notes will be exercised under this optional right. This disclosure constitutes any notice required to be given by the Company under its Indenture dated as of February 18, 2004 with respect to the Company’s Senior Convertible Notes due 2024.
About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of August 4, 2007, the Company operated 315 stores in 34 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, a multi-channel golf specialty retailer, with 77 stores in 29 states, ecommerce websites and catalog operations.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page).
Contact:
Timothy E. Kullman, SVP — Chief Financial Officer or
Dennis Magulick, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 4,	% of	July 29,	% of
	2007	Sales	2006	Sales

Net sales	$1,013,421	100.00%	$734,047	100.00%
Cost of goods sold, including occupancy and distribution costs	714,761	70.53	526,650	71.75

GROSS PROFIT	298,660	29.47	207,397	28.25

Selling, general and administrative expenses	212,747	20.99	159,239	21.69
Pre-opening expenses	2,719	0.27	2,451	0.33

INCOME FROM OPERATIONS	83,194	8.21	45,707	6.23

Interest expense, net	3,629	0.36	2,906	0.40

INCOME BEFORE INCOME TAXES	79,565	7.85	42,801	5.83

Provision for income taxes	31,635	3.12	17,120	2.33

NET INCOME	$47,930	4.73%	$25,681	3.50%

EARNINGS PER COMMON SHARE:
Basic	$0.88		$0.51
Diluted	$0.83		$0.47

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	54,290		50,746
Diluted	57,764		54,887

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 4,	% of	July 29,	% of
	2007	Sales (1)	2006	Sales (1)

Net sales	$1,836,975	100.00%	$1,379,545	100.00%
Cost of goods sold, including occupancy and distribution costs	1,293,896	70.44	994,482	72.09

GROSS PROFIT	543,079	29.56	385,063	27.91

Selling, general and administrative expenses	410,755	22.36	311,474	22.58
Pre-opening expenses	9,840	0.54	6,604	0.48

INCOME FROM OPERATIONS	122,484	6.67	66,985	4.86

Interest expense, net	6,835	0.37	5,155	0.37

INCOME BEFORE INCOME TAXES	115,649	6.30	61,830	4.48

Provision for income taxes	46,017	2.51	24,732	1.79

NET INCOME	$69,632	3.79%	$37,098	2.69%

EARNINGS PER COMMON SHARE:
Basic	$1.29		$0.73
Diluted	$1.21		$0.68

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	53,920		50,583
Diluted	57,493		54,742
(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	August 4,	July 29,	February 3,
	2007	2006	2007
	(unaudited)	(unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,489	$32,926	$135,942
Accounts receivable, net	62,514	53,091	39,687
Income taxes receivable	—	—	15,671
Inventories, net	791,654	636,839	641,464
Prepaid expenses and other current assets	41,811	18,133	37,015
Deferred income taxes	1,079	3,954	—

Total current assets	947,547	744,943	869,779

Property and equipment, net	499,109	392,412	433,071
Construction in progress - leased facilities	7,681	11,254	13,087
Goodwill	320,156	156,628	156,628
Other assets	71,658	47,900	51,700

TOTAL ASSETS	$1,846,151	$1,353,137	$1,524,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$357,184	$296,221	$286,668
Accrued expenses	208,061	166,756	190,365
Deferred revenue and other liabilities	74,631	51,325	87,798
Income taxes payable	2,717	4,940	—
Current portion of other long-term debt and capital leases	152	141	152

Total current liabilities	642,745	519,383	564,983

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	52,307	41,430	—
Other long-term debt and capital leases	8,320	8,444	8,365
Non-cash obligations for construction in progress — leased facilities	7,681	11,254	13,087
Deferred revenue and other liabilities	187,994	121,695	144,780

Total long-term liabilities	428,802	355,323	338,732

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	419	373	397
Class B common stock	133	136	134
Additional paid-in capital	387,977	236,620	302,766
Retained earnings	383,570	239,940	315,453
Accumulated other comprehensive income	2,505	1,362	1,800

Total stockholders’ equity	774,604	478,431	620,550

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,846,151	$1,353,137	$1,524,265

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 4,	July 29,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,632	$37,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,036	26,246
Deferred income taxes	(10,391)	(10,419)
Stock-based compensation	14,781	12,525
Excess tax benefit from stock-based compensation	(30,592)	(4,419)
Tax benefit from exercise of stock options	3,745	609
Other non-cash items	1,370	1,288
Changes in assets and liabilities:
Accounts receivable	(12,056)	(5,179)
Inventories	(79,217)	(101,141)
Prepaid expenses and other assets	(2,550)	(9,024)
Accounts payable	57,967	49,135
Accrued expenses	1,527	15,015
Income taxes payable / receivable	46,551	(8,196)
Deferred construction allowances	22,593	4,967
Deferred revenue and other liabilities	(8,460)	(6,485)

Net cash provided by operating activities	112,936	2,020

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(76,884)	(63,712)
Proceeds from sale-leaseback transactions	9,226	4,583
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	(221,461)	—

Net cash used in investing activities	(289,119)	(59,129)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	52,307	41,430
Payments on other long-term debt and capital leases	(97)	(116)
Construction allowance receipts	2,699	5,799
Proceeds from sale of common stock under employee stock purchase plan	2,466	2,098
Proceeds from exercise of stock options	24,712	6,150
Excess tax benefit from stock-based compensation	30,592	4,419
Decrease in bank overdraft	(22,013)	(6,309)

Net cash provided by financing activities	90,666	53,471

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	64	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(85,453)	(3,638)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	135,942	36,564

CASH AND CASH EQUIVALENTS, END OF PERIOD	$50,489	$32,926

Supplemental non-cash investing and financing activities:
Construction in progress — leased facilities	$(5,406)	$3,916
Accrued property and equipment	$1,027	$15,223
Cash paid for interest	$7,509	$4,551
Cash paid for income taxes	$5,426	$42,083

Store Count and Square Footage
The stores that opened during the second quarter of 2007 are as follows:

DICK’S SPORTING GOODS		GOLF GALAXY
Store	Market	Store	Market
Lake Grove, NY	Long Island	Sacramento, CA	Sacramento
Concord, NC	Charlotte	San Diego, CA	San Diego
Millville, NJ	Jersey South
Flower Mound, TX	Dallas
Oswego, IL	Chicago
Murfreesboro, TN	Nashville
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Q2 YTD
			Fiscal	Fiscal
			2007	2006
	Dick’s			Dick’s
	Sporting			Sporting
	Goods	Golf Galaxy	Total	Goods
Beginning stores	294	65	359	255
Q1 New	15	10	25	8
Q2 New	6	2	8	5

Ending stores	315	77	392	268

Relocated stores	1	—	1	—

Square Footage:
(in millions)

	Dick’s
	Sporting
	Goods	Golf Galaxy	Total
Q1 2006	15.2	0.9	16.1
Q2 2006	15.5	0.9	16.4
Q3 2006	16.7	0.9	17.6
Q4 2006	16.7	0.9	17.6

Q1 2007	17.4	1.1	18.5
Q2 2007	17.8	1.1	18.9

Summary Proforma Financial Information
The following unaudited proforma summary presents information as if Golf Galaxy had been acquired at the beginning of the periods presented.
Proforma Results for 13 and 26 Weeks Ended July 29, 2006 — Unaudited (1)
(In thousands, except per share amounts)

	Dick’s
	Sporting	Golf
13 Weeks Ended	Goods	Galaxy	Consolidated

Net Sales	$734,047	$100,171	$834,218

Net Income	25,681	4,872	30,553

Basic earnings per share	$0.51		$0.60

Diluted earnings per share	$0.47		$0.56

Weighted Average Common Shares Outstanding
Basic	50,746	—	50,746
Diluted	54,887	—	54,887

	Dick’s
	Sporting	Golf
26 Weeks Ended	Goods	Galaxy	Consolidated

Net Sales	$1,379,545	$164,299	$1,543,844

Net Income	37,098	4,456	41,554

Basic earnings per share	$0.73		$0.82

Diluted earnings per share	$0.68		$0.76

Weighted Average Common Shares Outstanding
Basic	50,583	—	50,583
Diluted	54,742	—	54,742
(1) The unaudited proforma results present information as if Golf Galaxy had been acquired at the beginning of the periods. The proforma amounts include certain reclassifications to Golf Galaxy amounts to conform them to the Company’s reporting calendar, an increase in pre-tax interest expense for the 13 and 26 weeks ended of $2,853 and $5,620 respectively, to reflect the increase in borrowings under the amended credit facility to finance the acquisition as if it had occurred at the beginning of the periods and use of the statutory tax rate of the Company in effect during the periods presented to determine net income. The proforma amounts do not reflect any benefits from economies which might be achieved from combining the operations. The proforma information does not necessarily reflect the actual results that would have occurred had the companies been combined during the periods presented, nor is it necessarily indicative of the future results of operations of the combined companies.

Non-GAAP Financial Measures
The Company has provided non-GAAP financial information in this earnings release which includes comparable store sales as if Golf Galaxy had been acquired at the beginning of the periods presented. The proforma financial information is considered non-GAAP and is not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Proforma Comparable Store Sales

	Dick’s Sporting Goods	Golf Galaxy	Consolidated
13 weeks ended July 29, 2006	6.5%	0.4%	6.0%
13 weeks ended August 4, 2007	7.2%	4.7%	7.0%
26 weeks ended July 29, 2006	6.9%	0.1%	6.2%
26 weeks ended August 4, 2007	4.7%	4.7%	4.7%
The proforma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	August 4,	July 29,
EBITDA	2007	2006
	(dollars in thousands)

Net income	$47,930	$25,681
Provision for income taxes	31,635	17,120
Interest expense, net	3,629	2,906
Depreciation and amortization	21,634	13,737

EBITDA	$104,828	$59,444

% increase in EBITDA	76%

	26 Weeks Ended
	August 4,	July 29,
EBITDA	2007	2006
	(dollars in thousands)

Net income	$69,632	$37,098
Provision for income taxes	46,017	24,732
Interest expense, net	6,835	5,155
Depreciation and amortization	38,036	26,246

EBITDA	$160,520	$93,231

% increase in EBITDA	72%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 4,	July 29,
	2007	2006
	(dollars in thousands)
Gross capital expenditures	$(76,884)	$(63,712)
Proceeds from sale-leaseback transactions	9,226	4,583
Changes in deferred construction allowances	22,593	4,967
Construction allowance receipts	2,699	5,799

Net capital expenditures	$(42,366)	$(48,363)